Exhibit 8.2

BASS, BERRY & SIMS PLC Attorneys at Law
A PROFESSIONAL LIMITED LIABILITY COMPANY 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238-3001 (615) 742-6200

October 13, 2009

AmREIT

8 Greenway Plaza

Houston, Texas 77046

REITPlus, Inc.

8 Greenway Plaza

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as counsel to AmREIT, a Maryland real estate investment trust (“AmREIT”), in connection with the proposed merger of AmREIT with and into REITPlus, Inc., a Maryland corporation (“REITPlus”) (the “Merger”) pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of July 10, 2009 (the “Merger Agreement”), as more fully described in the registration statement on Form S-4 filed with the Securities and Exchange Commission, File No. 333-159610, as amended through and including the date hereof (the “Registration Statement”). We have been requested by AmREIT to render this opinion in connection with the Registration Statement. The capitalized terms used in this opinion that are not defined herein shall have the same definitions as set forth in the Merger Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by AmREIT as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we have been provided with, and we are relying upon, certificates containing certain factual representations and covenants of a duly authorized officer of AmREIT and a duly authorized officer of REITPlus (the “Officers’ Certificates”) relating to, among other things, the actual and proposed operations of AmREIT and the entities in which AmREIT holds, or has held, a direct or indirect interest (collectively, the “Company”) and REITPlus, REITPlus Operating Partnership, L.P., a Delaware limited partnership, and the entities in which either holds, or has held, a direct or indirect interest.

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificates or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on AmREIT’s and REITPlus’s representations that the facts, statements, representations and covenants presented in the Officers’ Certificates and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.

AmREIT

REITPlus, Inc.

October 13, 2009

In our review of certain documents in connection with our opinion as expressed below, we have assumed that each of the documents has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended subsequent to our review. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion also is based on the correctness of the following assumptions: (i) AmREIT and each of the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party, including the Merger Agreement, will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to AmREIT, other than as expressly stated below.

Based on the foregoing and subject to the other qualifications and limitations included herein, we are of the opinion that:

1.         Commencing with AmREIT’s taxable year ended December 31, 2006 and through AmREIT’s taxable year ended December 31, 2008, AmREIT has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code (a “REIT”), and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT through the effective time of the Merger (the “Effective Time”), taking into account the transactions contemplated under the Merger Agreement. AmREIT’s continued qualification and taxation as a REIT through the Effective Time depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AmREIT’s operations through the Effective Time will satisfy the requirements for taxation as a REIT under the Code.

AmREIT

REITPlus, Inc.

October 13, 2009

2.         The Merger, if effectuated pursuant to the terms of the Merger Agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

3.         The statements contained in the Registration Statement under the caption “United States Federal Income Tax Considerations” insofar as such statements purport to summarize certain provisions of the United States federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of the Company’s operations through the Effective Time will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification and taxation. No assurance can be given that the law will not change in a way that will prevent AmREIT from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter speaks only as of the date hereof. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Bass, Berry & Sims PLC under the captions “United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Sincerely,

/s/ Bass, Berry & Sims PLC